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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 October 8, 1999

                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                    000-23699                  52-1837515
      (State of                   (Commission                (IRS Employer
    Incorporation)                File Number)             Identification No.)

                                2092 Gaither Road
                         Rockville, Maryland      20850
               (Address of principal executive offices) (Zip Code)

                                  301-296-2300
                         (Registrant's telephone number)

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Item 2.  Acquisition or Disposition of Assets.

     On September 15, 1999, Visual Networks, Inc. ("Visual") announced the merger (the "Merger") of Visual Acquisitions Two, Inc. ("Acquisitions"), a wholly-owned subsidiary of Visual, with and into Inverse Network Technology ("Inverse") pursuant to an Agreement and Plan of Merger dated as of September 15, 1999 ("Merger Agreement"). On September 30, 1999, the Merger was consummated and Acquisitions was merged with and into Inverse.

     Under the terms of the Merger Agreement, all outstanding shares of Inverse capital stock and all shares of Inverse common stock reserved for issuance upon the exercise of all outstanding Inverse warrants were exchanged for an aggregate of 4,110,944 shares of Visual common stock and the outstanding options to purchase Inverse common stock as of September 30, 1999 were converted into options to purchase 410,620 shares of Visual common stock.

     Visual issued a press release announcing the completion of the Merger on October 1, 1999, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) The financial statements of Inverse will be filed by amendment not later than 60 days from September 30, 1999.

     (b) The pro forma financial information of the combined company will be filed by amendment not later than 60 days from September 30, 1999.

     (c) Exhibits.

          2.1 Agreement and Plan of Merger dated September 15, 1999 by and among Visual Networks, Inc., Visual Acquisitions Two, Inc. and Inverse Network Technology.

          99.1 Press release of Visual Networks, Inc. dated October 1, 1999.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 8, 1999               Visual Networks, Inc.



                                     /s/ Peter J. Minihane

                                     By:       Peter J. Minihane
                                     Title:    Executive Vice President,
                                               Chief Financial Officer and
                                               Treasurer


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                                  EXHIBIT INDEX

          2.1 Agreement and Plan of Merger dated September 15, 1999 by and among Visual Networks, Inc., Visual Acquisitions Two, Inc. and Inverse Network Technology.

          99.1 Press release of Visual Networks, Inc. dated October 1, 1999.


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